UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2007

IGNIS PETROLEUM GROUP, INC.
(Exact name of registrant in its charter)

NEVADA	000-50929	16-1728419
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Crescent Court, 7th Floor
Dallas, Texas 75201
(Address of principal executive offices)
(214) 459-8188
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

On March 5, 2007, we filed a Current Report on Form 8-K to report the resignation of Philipp Buschmann as a director. This Amendment No. 1 amends and restates the original Current Report on Form 8-K in its entirety to file the resignation letter as an exhibit and to provide additional information regarding the resignation.

ITEM 5.02	Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers.

On March 1, 2007, Philipp Buschmann resigned from his position as a director of Ignis Petroleum Group, Inc. to pursue other opportunities. To our knowledge, Mr. Buschmann’s decision to resign was not as a result of any disagreement with us on any matter relating to our operations, policies or practices. Our Board of Directors is not currently contemplating appointing a new director to fill the vacancy.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits.
Exhibit
Number	Description
17.1*	Letter from Philipp Buschmann to Ignis Petroleum Group, Inc. dated March 1, 2007.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGNIS PETROLEUM GROUP, INC.
Date: March 28, 2007
	By:	/s/ Shawn L. Clift
Shawn L. Clift
Chief Financial Officer